Exhibit 10.4.3

                            WARRANT AGREEMENT


                                Between

                       SIENA CAPITAL PARTNERS, L.P.

                                  And

                        RECYCLING INDUSTRIES, INC.

                        Dated as of June 23, 1997


THIS WARRANT AGREEMENT HAS BEEN ISSUED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JUNE 23, 1997, BY AND BETWEEN THE COMPANY (AS DEFINED HEREIN) AND SIENA (AS DEFINED HEREIN) (THE "SECURITIES PURCHASE AGREEMENT"). THIS WARRANT AGREEMENT IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE SECURITIES PURCHASE AGREEMENT AND IS ENTITLED TO THE BENEFITS THEREOF.

THE WARRANTS AND WARRANT SECURITIES TO BE RECEIVED UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE WARRANTS AND WARRANT SECURITIES, AS THE CASE MAY BE, MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT TO THE WARRANTS AND WARRANT SECURITIES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (2) AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.



WARRANT AGREEMENT


THIS WARRANT AGREEMENT (this "Agreement") is dated as of the 23rd day of June, 1997, and executed by and between SIENA CAPITAL PARTNERS, L.P., a California limited partnership ("Siena"), and RECYCLING INDUSTRIES, INC., a Colorado corporation (the "Company").

WHEREAS, pursuant to that certain Securities Purchase Agreement between Siena and the Company dated as of even date herewith (the "Securities Purchase Agreement"), the Company has agreed to grant to Siena or its assigns common stock warrants in the form attached hereto as Exhibits A-1 through A-4 hereto (the "Warrants") to acquire shares of the Company's Common Stock, US $.001par value per share. This Agreement sets forth certain rights and obligations of the Company and Siena with respect to the Warrants.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained in this Agreement, the parties hereto agree as follows:

I.  DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following capitalized terms shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined. Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

"Common Stock Equivalents" shall mean all options, warrants (including the Warrants), convertible securities, securities and other rights (in each case whether now existing or hereafter issued or arising) to acquire from the Company shares of Common Stock (without regard to whether such options, warrants, convertible securities, securities and other rights are then exchangeable, exercisable or convertible in full, in part or at all).

"Dividend" means, as to any Person (as hereinafter defined), any declaration or payment of any dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to, any shares of capital stock of such Person.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any successor provisions thereto.

"Exercise Price" shall have the meaning given in each Warrant. The Exercise Price and the number of shares of Common Stock purchasable pursuant to the Warrants shall be subject to adjustment from time to time as hereinafter set forth in Article V hereof; provided, however, that no adjustment shall be made unless by reason of the happening of any one or more of the events hereinafter specified, the Exercise Price then in effect shall be changed by one percent or more, but any adjustment that would otherwise be required to be made but for this provision shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts to one percent or more.

"Expiration Period" means, with respect to each Warrant, the period commencing on each Warrant's respective Warrant Effective Date through and including the fifth anniversary of such Warrant Effective Date or, in the event the fifth anniversary is not a Business Day (as hereinafter defined), the next succeeding Business Day.

"Exercise Quantity" shall mean the number of shares of Common Stock, determined from time to time, taking into account all shares of Common Stock theretofore issued upon exercise of the Warrants, required to be issued by the Company to the Holders of the Warrants. Exercise Quantity shall initially have the meaning given in each Warrant, and may be adjusted from time to time, pursuant to the provisions of the Warrants and this Agreement.

"Fair Value" as of a particular date shall mean the last sale price of the Common Stock as reported on a national securities exchange or on the NASDAQ SmallCap or National Market System or, if a last sale reporting quotation is not available for the Common Stock, the average of the bid and asked prices of the Common Stock as reported by NASDAQ or on the NASD's OTC Bulletin Board Service, or if not so reported, as listed in the National Quotation Bureau, Inc.'s "Pink Sheets." If such quotations are unavailable, or with respect to other appropriate security, property, assets, business or entity, "Fair Value" shall mean the fair value of such item as determined by mutual agreement reached by the Holder and the Company or, in the event the parties are unable to agree, an opinion of an independent investment banking firm or firms in accordance with the following procedure. In the case of any event which gives rise to a requirement to determine "Fair Value" pursuant to this Agreement, the Company shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable, but in any event within sixty
(60) days following such event and if the procedures contemplated herein in connection with determining Fair Value have not been complied with fully, then any such determination of Fair Value for any purpose of this Agreement shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures. Upon the occurrence of an event requiring the determination of Fair Value, the Company shall give the Holder(s) of the Warrants notice of such event, and the Company and the Holders shall engage in direct good faith discussions to arrive at a mutually agreeable determination of Fair Value.

In the event the Company and the Holder(s) (as hereinafter defined) are unable to arrive at a mutually agreeable determination within thirty (30) days of the notice, the Company and the Holder(s) of the Warrants (who, if more than one, shall agree among themselves by a majority) shall each retain a separate independent investment banking firm of national reputation (which firm, in either case, may be the independent investment banking firm regularly retained by the Company or any such Holder). Such firms shall jointly determine the Fair Value of the security, property, assets, business or entity, as the case may be, in question and deliver their opinion in writing to the Company and to such Holder within thirty (30) days of their retention. In no event shall the marketability, or lack thereof, or lack of registration of a security be a factor in determining the "Fair Value" of such security.

If such firms cannot jointly make such determination within such 30-day period, then, unless otherwise directed by agreement of the Company and the Holder(s) of a majority or more of the Warrants, such firms, in their sole discretion, shall choose another independent investment banking firm of the Company or such Holder(s), which firm shall make such determination and render such an opinion. In either case, the determination so made shall be conclusive and binding on the Company and such Holder(s). The fees and expenses of the investment banking firm retained by Holder(s) pursuant to this provision shall be borne by Holder(s). The fees and expenses of all other investment banking firms retained pursuant to this provision shall be borne by the Company.

"Holder" or "Holders" shall mean the Person(s) then registered as the owner(s) of the Warrants or Warrant Securities, as the case may be, on the books and records of the Company.

"Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, estate, unincorporated organization, joint venture, court or governmental or political subdivision or agency thereof.

"Registrable Securities" shall have the meaning assigned to it in Section 6.01 hereof.

"Subsidiary" shall mean any corporation as to which an aggregate of more than 50% of the outstanding voting stock is at any time directly or indirectly owned by the Company, or by one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries.

"Warrant Securities" shall mean the shares of Common Stock (or other securities representing Common Stock) purchasable or purchased from time to time under the Warrants or acquired upon any transfer of any such shares, together with all additional securities received in payment of dividends or distributions on or splits of those securities or received as a result of the adjustments provided for in Article V hereof.

II.  WARRANTS

On the Closing Date, the Company will grant to Siena, for good and valuable consideration as more particularly described in the Securities Purchase Agreement and herein, the Initial Warrant in the form attached as Exhibit A-1 hereto, the Second Warrant in the form attached as Exhibit A-2 hereto, the Third Warrant in the form attached as Exhibit A-3 hereto and the Fourth Warrant in the form attached as Exhibit A-4 hereto. Siena and any subsequent Holder of the Warrants and of Warrant Securities shall have the rights and obligations provided for in the Warrants and in this Agreement and in the Securities Purchase Agreement .

III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


The Company hereby represents and warrants as follows:

   (a) The execution and delivery of this Agreement and the Warrants have been duly and properly authorized by all requisite corporate action of the Company and its board of directors, and, except as disclosed in the Disclosure Schedule, no consent of any other Person is required as a prerequisite to the validity and enforceability of this Agreement and the Warrants that has not been obtained. The Company has the full legal right, power and authority to execute and deliver this Agreement and the Warrants and to perform its obligations hereunder and thereunder. When issued and delivered pursuant to this Agreement, the Warrants will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided herein and therein.

   (b) The Company is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects its right or ability to execute and deliver this Agreement or the Warrants or to perform any obligation hereunder or thereunder (including, without limitation, issuance of the Warrant Securities). Neither the execution or delivery of this Agreement or the Warrants, nor compliance therewith (including, without limitation, issuance of the Warrant Securities), will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any material lien upon any properties of the Company under, or require any consent, approval, or other action by, notice to or filing with any court or Governmental Person pursuant to the Certificate of Incorporation or By-laws of the Company, as currently in effect, any award of any arbitrator, or any material agreement, instrument or law to which the Company is subject or by which it is bound.

   (c) On the date hereof, the authorized capital stock of the Company will consist of (i) 50,000,000 shares of Common Stock and (ii) 10,000,000 shares of Preferred Stock. As of June 13, 1997, the Company had issued and outstanding (A) 13,919,429 shares of Common Stock and (B) 10,000 shares each of Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock. From June 13, 1997 through the Closing Date, the Company issued no additional shares of capital stock. All such outstanding shares are validly issued, fully paid and nonassessable. Except as disclosed in the Disclosure Schedule, there are no rights, options or warrants of any kind outstanding to purchase or acquire Common Stock or any other ownership interest in the Company, nor are there other securities, obligations, agreements or rights of any kind outstanding which are exercisable for, convertible into or exchangeable for any Common Stock or any other ownership interests in the Company or under the terms of which the parties thereto have the right to purchase or acquire Common Stock or Common Stock Equivalents. Except as disclosed in the Disclosure Schedule, the issuance by the Company of the Warrants and the Warrant Securities is not subject to any preemptive or similar right of any Person pursuant to statute, contract or understanding.


   (d) Except as disclosed in the Disclosure Schedule and as provided in this Agreement, the Company is not subject to any obligation to repurchase or otherwise acquire or retire any shares of capital stock. Except as disclosed in the Disclosure Schedule, there is no commitment of the Company to issue any shares, warrants, options, or other such rights, or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets, or to pay any Dividend or make any other distribution in respect thereof.

   (e) The Warrants are, and the Warrant Securities will be, issued by the Company to Siena in a transaction exempt from registration and qualification under the applicable federal and state securities laws.

   (f) Except as disclosed in the Disclosure Schedule, there is not in effect on the date of this Agreement any agreement by the Company (other than this Agreement) pursuant to which any holders of securities of the Company have a right to cause the Company to register such securities under the Securities Act.

   (g) The representations and warranties made or deemed made by the Company in the Securities Purchase Agreement are incorporated herein by reference and are true and correct on the date of this Agreement and the Holder shall be entitled to rely thereon as if the same were originally addressed to the Holder. The representations and warranties incorporated by reference in this Section shall survive any termination of the Securities Purchase Agreement, the maturity of the Note or any expiration of such representations or warranties by the terms of the Securities Purchase Agreement or the Note.

IV.  COVENANTS

Section 4.01 Covenants of the Company. The Company hereby covenants and agrees that, during the term of this Agreement, unless Holders of outstanding Warrants evidencing a majority of the Warrants agree otherwise in writing.

   (a) Each of the Warrant Securities issued and delivered upon the exercise of the Warrants and payment of the Exercise Price will be duly and validly authorized and issued, will be fully paid and nonassessable, and will not be subject to any unpaid tax or any lien, whether respecting their issuance to and purchase by the Holder of the Warrants or otherwise. The Company will take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed.

   (b) The Company shall reserve and at all times keep available for issuance an authorized number of shares of Common Stock sufficient to permit the full and immediate exercise of the Warrants and the full and immediate exercise, exchange and conversion of all other securities, options, warrants and other rights issued or granted by the Company.

   (c) The Company shall not permit the par value of its Common Stock to exceed, at any time, the Exercise Price and shall take all such actions as may be necessary or appropriate to ensure that it does not do so.

   (d) The Company shall not create or permit the existence of any class of common stock, preferred stock, or any class or series of securities having voting rights other than as may be required by statute, or any other class or series of securities having any liquidation, Dividend or other preference, other than the Common Stock and the Preferred Stock.

   (e) As soon as available, and in no event later than the dates filed with the SEC or any other Governmental Person or other regulatory authority, if such documents are so filed, the Company shall deliver to the Holder(s) of the Warrants and the Warrant Securities copies of (i) all annual, quarterly and monthly financial statements made available by the Company to its stockholders,(ii) all reports, notices and proxy or information statements sent or made available generally by the Company to its stockholders, and (iii) all regular and periodic reports and all registration statements, prospectuses and other information filed by the Company with the Commission, relevant state authorities or any securities exchange, securities quotation system or other self-regulatory organization.

   (f) The Company shall cooperate with the Holder(s) of the Warrants and the Warrant Securities in supplying such information (excluding legal opinions) as may be reasonably necessary for the Holder(s) to complete and file any information or other reporting forms from time to time required by the Commission, relevant state authorities or any securities exchange, securities quotation system or other self-regulatory organization, including, without limitation, information pertaining to or required for the availability of any exemption from the securities laws for the sale, transfer or other disposition of the Warrants or any of the Warrant Securities, provided, that in connection with such cooperation the Company shall not be required to incur actual expenses in excess of $10,000.00 .

Section 4.02   Indemnification.

   (a) The Company agrees to defend, indemnify and hold harmless, to the full extent permitted by law, Siena and each other Holder of the Warrants, this Agreement, or any Warrant Security purchased hereunder, any underwriter(s), and their respective directors, officers, employees, attorneys and agents, as well as each other Person (if any) controlling any of the foregoing Persons within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all claims, liabilities, losses and expenses (including, without limitation, the reasonable disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by,or asserted against any of them, any of their respective directors, officers, employees, attorneys and agents, or any such control Person, under the Securities Act, the Exchange Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect hereof), arise out of or are related directly or indirectly to any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act or the Exchange Act, or in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Persons for any legal or any other expenses reasonably incurred by such Persons in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company specifically for use therein or the failure of any such Person to deliver a copy of any final prospectus as then amended or supplemented if delivery of same is required by law and would have cured the defect giving rise to such loss, claim, damage or liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such indemnified Person, and shall survive the transfer of such securities by such Person. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Company, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the party seeking indemnity hereunder) and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. The Company shall not, except with the approval of each party being indemnified under this Section 4.02, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

   (c) In connection with any registration statement relating to the registration of the Warrant Securities, each Holder of Warrant Securities will furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement (or prospectus contained therein) and will indemnify, to the extent permitted by law, the Company, its directors, its officers who sign the registration statement and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and reasonable expenses resulting from any untrue statement of material fact or any omission of a material fact required to be stated in such registration statement or prospectus or any amendment thereof or supplement thereto necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with such written information or affidavits relating to such Holder furnished to the Company by such Holder expressly for use therein.

Section 4.03 Listing on the Securities Exchange. The Company shall, at its expense, list on any securities exchange where it lists its Common Stock, and maintain and increase when necessary such listing of all outstanding Warrant Securities so long as any shares of Common Stock shall be so listed. The Company shall also so list on each securities exchange, and will maintain such listing of, any other securities which the holder of the Warrants shall be entitled to receive upon the exercise thereof if at the time any securities of the same class shall be listed on such securities exchange by the Company.

Section 4.04 Repurchases and Redemptions. The Company shall not repurchase or redeem any of its equity securities or any securities convertible into or exchangeable for such equity securities or any warrants or other rights to purchase such equity securities unless it concurrently makes a cash payment to the Holder(s) of the Warrants equal to the product of:
(1) the quotient obtained by dividing (x) the aggregate amount of cash and the aggregate Fair Value of any property paid out by the Company in connection with any such repurchase or redemption by (y) the number of shares of Common Stock and Common Stock Equivalents outstanding immediately after such repurchase or redemption (excluding Warrant Securities) and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants.

V.  ANTIDILUTION

Section 5.01 No Dilution or Impairment; Adjustments. The Company hereby acknowledges that the initial number of shares issuable upon exercise of the Warrants was calculated based upon 4.144% of the number of shares of Common Stock and Common Stock Equivalents outstanding and the representation of the Company that the number of shares of Common Stock and Common Stock Equivalents outstanding as of the Closing Date (including the Warrant Securities) was 23,890,547 shares. If for any reason it shall hereafter be determined by the Company that the actual number of shares of Common Stock and Common Stock Equivalents outstanding as of the Closing Date was different from the foregoing, the Company will notify the Holder(s) of such determination and if the Holder(s) does not dispute the same, the Company shall forthwith reissue the Warrants with an appropriate proportional increase in the Exercise Quantity to be effective from the Closing Date. If a Holder shall dispute such determination and the parties cannot otherwise resolve the dispute promptly and in good faith, then the dispute shall be resolved in accordance with Section 5.01(j). It is the intent of the parties hereto that, after giving effect to any exercise of the Warrants, the Holder(s) of the warrants or Warrant Securities would collectively be the owner of 4.144% of the Common Stock and Common Stock Equivalents (or have the right to acquire 4.144% of the Common Stock and Common Stock Equivalents outstanding as such amount may be adjusted in the event of a cashless exercise of the Warrants according to Section 2(a)(ii) or (iii) thereof or other adjustments contemplated herein), except such percentage may be reduced as a consequence of an issuance of Common Stock not requiring any adjustment in the Exercise rice under this Article V.

   (a) Prohibited Actions. So long as any Warrants are outstanding, then, without the prior written consent of the Holders of outstanding Warrants evidencing a majority in number of the total number of Warrant Securities at the time purchasable upon the exercise of all then outstanding Warrants, the Company will not: (i) except as disclosed in the Disclosure Schedule, make any payment (in cash or property including without limitation any payments in excess of earnings and profits of the Company) to or enter into any other transaction with, any party to this Agreement or any stockholder or securityholder of the Company or any Affiliate thereof other than payments made, or transactions expressly contemplated by this Agreement, the Securities Purchase Agreement or the Senior Debt Agreement; or (ii) take any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants or impair the ability of the Holder(s) to realize the full intended economic value thereof, but will at all times in good faith assist in the carrying out of all such terms, and of the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder(s) of the Warrants against dilution or other impairment.

   (b) Adjustment of Exercise Price in the Event of Certain Issuances of Common Stock or Common Stock Equivalents. In case the Company shall at any time issue or sell Common Stock or Common Stock Equivalents for less than Fair Value or at a price per share less than the current Exercise Price of the Warrants (other than (i) delivery of shares of Common Stock upon exercise of the Warrants, (ii) any Common Stock Equivalents issued and outstanding on the date hereof and disclosed on the Disclosure Schedule, (iii) Common Stock Equivalents issued to Dabney/Resnick/Imperial, LLC pursuant to the Engagement Letter in the form of Exhibit D to the Securities Purchase Agreement, and (iv) any Common Stock Equivalents granted, but not issued and outstanding, pursuant to the Company's 1997 Executive Stock Option Plan (the "Plan"), as of the date hereof, exercisable for the purchase of up to 2,950,000 shares of Common Stock, and disclosed on the Disclosure Schedule, which may be subsequently returned to the Plan and reissued or granted or otherwise transferred, provided, however, that upon such reissuance, grant or transfer the exercise price of any such Common Stock Equivalent shall not be less than the exercise price of such Common Stock Equivalent on its original date of grant), in addition to the number of shares outstanding as of the date hereof, the Exercise Price then in effect shall be proportionately decreased in the case of such issuance or sale (on the day following the date of such issuance or sale) and the Exercise Quantity purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted. Upon any adjustment of the Exercise Price as provided in this Section 5.02(b), the Exercise Quantity shall be adjusted so that the New Exercise Quantity shall be equal to the product of (x) the former Exercise Quantity and (y) the following fraction:

The Exercise Price in effect immediately prior to such adjustment
The Exercise Price resulting from such adjustment

Exhibit B hereto sets forth the formula and an illustrative example of the manner in which the adjustments contemplated herein should be applied.

   (c)  Adjustment of Exercise Price in the Event of Dividends, Stock
Splits and Reverse Stock Splits.   In case the Company shall at any time issue
Common Stock or Common Stock Equivalents by way of a Dividend or other distribution on any stock of the Company or effect a stock split or reverse stock split of the outstanding shares of Common Stock, the Exercise Price then in effect shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such stock split or increased in the case of such reverse stock split (on the date that such stock split or reverse stock split shall become effective), by multiplying the Exercise Price in effect immediately prior to the stock dividend, stock split or reverse stock split by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such stock dividend, stock split or reverse stock split, and the denominator of which is the number of shares of Common Stock outstanding immediately after such stock dividend, stock split or reverse stock split.


   (d) Company to Prevent Dilution. In any case at any time or from time to time conditions arise by reason of action taken by the Company which are not adequately covered by the provisions of this Article V, and which might materially and adversely affect the exercise rights of the Holders under any provision of this Agreement, unless the adjustment necessary shall be agreed upon by the Company and the Holders, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized national standing, acceptable to the Holders, who at the Company's expense shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Article V, necessary with respect to the Exercise Price and the Exercise Quantity, so as to preserve, without dilution, the exercise rights of the Holders. Upon the receipt of such opinion, the Company's Board of Directors shall forthwith make the adjustments described therein.

   (e) Right to Reduce Exercise Price. The Company shall have the right to reduce the Exercise Price at any time and from time to time that such appears in the Company's best interests to do so.

   (f) Subdivision or Combinations. In case the Company shall at any time change as a whole, by subdivision or combination in any manner or by the making of a stock dividend, the number of outstanding shares of Common Stock into a different number of shares, with or without par value, (i) the Exercise Quantity immediately prior to such change shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease, respectively, in the number of shares outstanding immediately prior to such change, and (ii) the Exercise Price in effect immediately prior to such change shall be increased or decreased, as the case may be, in inverse proportion to such increase or decrease in the number of such shares outstanding immediately prior to such change.

   (g) Reorganization; Asset Sales; Etc. In case of (i) any capital reorganization or any reclassification of the capital stock of the Company,
(ii) any consolidation or merger of the Company or any Subsidiary with or into another corporation or entity, (iii) the disposition or transfer of the assets of the Company other than in the ordinary course of the Company's business, or
(iv) the dissolution, liquidation or winding up of the Company, the Holders shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such transaction or event that appropriate provision shall be made so that such Holders shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property receivable in such transaction by a holder of the number of shares of Common Stock of the Company into which this Agreement entitled the holder to purchase immediately prior to such capital reorganization, reclassification of capital stock, non-surviving combination or disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article V with respect to rights and interests thereafter purchasable upon the exercise of a Warrant.

   (h) Adjustment Statement. Whenever the Exercise Price or Exercise Quantity is adjusted as herein provided, the Company shall forthwith deliver to the Holders a statement signed by the President of the Company and by its Treasurer or Secretary stating the adjusted Exercise Price or Exercise Quantity for which the Warrants are exercisable, determined as specified herein. The statement shall show in detail the facts requiring such adjustment, including a statement of the consideration received by the Company for any additional stock issued.

   (i)  Prior Notice to the Holders.  If at any time:

        (i)  The Company shall pay any Dividend payable in Common
Stock or Common Stock Equivalents upon its capital stock or make any distribution (other than cash dividends) to the holders of its capital stock; or
        (ii) The Company shall offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or any other rights; or

        (iii) The Company shall effect any capital reorganization or any reclassification of or change in the outstanding capital stock of the Company (other than a change in par value, or a change from par value to no par value, or a change from no par value to par value, or a change resulting solely from a subdivision or combination of outstanding shares), or any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of its property, assets, business and goodwill as an entirety, or the liquidation, dissolution or winding up of the Company; or

        (iv) The Company shall declare a Dividend upon its capital stock payable otherwise than out of earnings or earned surplus or otherwise than in shares or any stock or obligations directly or indirectly convertible into or exchangeable for shares;

then, in any such event, the Company shall cause at least thirty (30) days' prior written notice to be mailed to the Holders at the address of each such holder shown on the books of the Company. The notice shall also specify the date on which the books of the Company shall close or a record be taken for such stock dividend, distribution or subscription rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up, or dividend, as the case may be, shall take place, and the date of participation therein by the holders of shares of capital stock if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the rights of the holder.

   (j) Disputes. If there is any dispute as to the computation of the Exercise Price or the Exercise Quantity, the Company will retain, at its expense, an independent and nationally recognized accounting firm to conduct an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such nationally recognized accounting firm shall, in the absence of manifest error, be binding. If there shall be a dispute as to the selection of such nationally recognized accounting firm, such firm shall be appointed by the American Institute of Certified Public Accountants ("AICPA") if willing, otherwise the American Arbitration Association ("AAA").

VI.  REGISTRATION RIGHTS

Section 6.01   "Piggyback" Registration Rights.  If at any time the
Company shall determine to register under the Securities Act (including pursuant to a demand of any security holder of the Company exercising registration rights) any of its Common Stock (except securities to be issued solely in connection with any acquisition of any entity or business, shares issuable solely pursuant to employee benefit plans eligible for registration on SEC Form S-8 or shares to be registered on any registration form that does not permit secondary sales), it shall send to Siena and to each of the Holder(s) written notice of such determination at least thirty (30) days prior to each such filing and, if within twenty (20) days after receipt of such notice, any Holder shall so request in writing, the Company shall use its best efforts to include in such registration statement (to the extent permitted by applicable regulation) all or any part of the Warrant Securities (collectively referred to in this Article VI as "Registrable Securities") that such Holder requests to be registered, provided, however, that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the amount of Registrable Securities included in any such registration statement, then, to the extent that any Registrable Securities remain available for registration after the underwriter's cutback, the Company shall be obligated to include in such registration statement with respect to each
Holder requesting inclusion only the product of :   (i) the number of
Registrable Securities with respect to which such Holder has requested inclusion hereunder and (ii) such Holder's pro rata share of the sum of all Registrable Securities permitted to be registered and all other securities of the Company, the holders of which Registrable Securities and other securities have requested that such securities be registered. Any Registrable Securities which are included in any underwritten offering under this Section 6.01 shall be sold upon such terms as the managing underwriters shall reasonably request but in any event shall be upon terms not less favorable than those upon which any other selling security holder shall sell any of its securities. If any Holder disapproves of the terms of such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to permit the Holders who have requested to participate in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. Notwithstanding the foregoing, if the Company Underwriter delivers a written opinion to the Holders that the total amount or kind of securities which they, the Company and any other Persons intend to include in such offering (the "Total Securities") is sufficiently large so as to prevent the Company from affecting a successful offering of the Total Securities, then the amount or kind of securities to be offered for the account of any members of management shall be reduced pro rata to the extent necessary to reduce the Total Securities to the amount recommended by the Company Underwriter, and if the amount or kind of Total Securities is still sufficiently large so as to prevent the Company from affecting a successful offering of the Total Securities, then the amount or kind of securities to be offered for the account of the Holders and any other Persons shall be reduced pro rata to the extent necessary to reduce the Total Securities to the amount recommended by the Company Underwriter. Notwithstanding the provisions of this Section 6.01, the Company shall have the right, at any time after it shall have given written notice pursuant to this Section 6.01 (irrespective of whether a written request for inclusion of Registrable Securities shall have been made), to elect not to file any such proposed registration statement or to withdraw the same after the filing and prior to the effective date thereof.

Section 6.02 Effectiveness. If necessary to permit distribution of the Registrable Securities, the Company shall use its best efforts to maintain the effectiveness for up to one (1) year of the registration pursuant to which any of the Registrable Securities are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. Notwithstanding the foregoing, if the registration by the Company of the resale of Registrable Securities is eligible for SEC Form S-3 or any successor to such form, the Company shall use its best efforts to maintain the effectiveness of the registration until all registered Registrable Securities are sold. The Holder shall notify the Company promptly of the completion of the offering of its Registrable Securities under any such effective registration statement.

Section 6.03   Further Obligations of the Company.   Whenever, under the
preceding Sections of this Article VI, the Company is required hereunder to register Registrable Securities, it agrees that it shall also do the following:

   (a) Furnish to each selling Holder such copies of each preliminary and final prospectus and any other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

   (b) Use its best efforts to register or qualify the Registrable Securities to be registered pursuant to this Article VI under the applicable securities or blue sky laws of such jurisdictions as any selling Holder may reasonably request;

   (c) Furnish to each selling Holder: (i) a signed counterpart of an opinion of counsel for the Company, dated the effective date of the registration statement; and (ii) a copy of any "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, covering substantially the same matters as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities;

   (d) Permit each selling Holder or such Holder's counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them in connection with such registration; and

   (e) Furnish to each selling Holder, upon request, a copy of all documents filed and all correspondence from or to the Commission in connection with any such offering.

Section 6.04 Expenses. Except for underwriters' discounts and brokerage commissions allocable to the Registrable Securities and for the costs, fees and expenses of the Holders' independent legal and financial advisers, the Company shall bear all costs and expenses of each registration contemplated in Sections 6.01 and 6.02 including, but not limited to, printing, legal and accounting fees and expenses, SEC and NASD filing fees and blue sky fees and expenses in any jurisdiction in which the securities to be offered are to be registered or qualified.

Section 6.05 Transfer of Registration Rights. The registration rights of the Holders of Registrable Securities under this Article VI shall inure to the benefit of and be exercisable by any transferee of Registrable Securities.

Section 6.06   Participation Rights.

The Company will not grant to any Person (other than Siena, the Holders, any Affiliate thereof or any transferee of Registrable Securities under this
Article VI) at any time on or after the date of this Agreement the right (a "Participation Right") to request the Company to register any securities of the Company under the Securities Act by reason of the exercise by any holder of its rights under this Article VI unless such Participation Right provides that such securities shall not be registered and sold at the same time if the managing underwriter for the offering, including the Registrable Securities, believes that sale of such securities would adversely affect the amount of, or price at which, the respective Registrable Securities being registered under this Article VI can be sold.

Notwithstanding anything in this Article VI to the contrary, in no event shall this Article VI be construed as prohibiting, restricting or impairing the Company's ability to comply with the registration rights agreements or the registration rights in any Common Stock Equivalents it has: (i) entered into prior to the Closing Date and (ii) disclosed on the Disclosure Schedule.

VII.  TRANSFER OF WARRANTS AND WARRANT SECURITIES